Exhibit 99.1

REVOCABLE PROXY

CHATTAHOOCHEE BANK OF GEORGIA

643 E. E. Butler Parkway

Gainesville, Georgia 30501

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Charlie J. Lail, Jr. and Wendell M. Starke (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Chattahoochee Bank of Georgia (the “Bank”) held of record by the undersigned on                 , 2017, at a Special Meeting of Shareholders of the Bank to be held at 643 E. E. Butler Parkway, Gainesville, Georgia, at              .m.                    on , 2017, and at any adjournments or postponements thereof:

1.	APPROVAL OF THE MERGER: Proposal to approve the Agreement and Plan of Merger and Reorganization dated as of June 26, 2017, by and between Entegra Financial Corp. and Chattahoochee Bank of Georgia.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	ADJOURNMENT OF THE MEETING: Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Agreement and Plan of Merger and Reorganization.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Special Meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 2. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE BANK AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:	, 2017

(SEAL)

(Signature)
(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.